SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) December 30, 1994
                                                     -----------------


                             TELEMUNDO GROUP, INC.
                             --------------------
          (Exact name of registrant as specified in its charter)



Delaware                        0-16099                 13-3348686
- -----------                     -----------             ------------
(State or other jurisdiction    (Commission File        (IRS Employer
of incorporation)               Number)                 Identification No.)



2290 West 8th Avenue, Hialeah, Florida                   33010
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (305) 884-8200
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     (a) On Friday, December 30, 1994 (the "Consummation Date"), the Registrant consummated its Second Amended Chapter 11 Plan of Reorganization (the "Plan"). Pursuant to the Plan, as of the Consummation Date, holders of certain claims against and interests in the Registrant received cash; 10.25% Senior Notes due December 30, 2001 (the "Senior Notes"); Common Stock, $.01 par value ("Common Stock"), divided into two series, Series A ("Series A Common Stock") and Series B ("Series B Common Stock"); and/or five-year warrants to purchase Series A Common Stock at $7.00 per share (the "Warrants"). The holders of the Series B Common Stock have the right for a period of five years (or for a shorter period upon the occurrence of certain
events) to elect a majority of the Board of Directors of the Registrant.   Of
10,000,000 shares of Common Stock distributed under the Plan, 4,388,394 were shares of Series A Common Stock and 5,611,606 were shares of Series B Common Stock.

     Prior to the Consummation Date, Reliance Insurance Company ("Reliance") directly owned or controlled 58.4% of the Registrant's then-outstanding common stock (the "Old Common Stock"). Pursuant to the Plan, all of the Old Common Stock was canceled. Following the Consummation Date and pursuant to the Plan, Reliance received certain shares of Series A Common Stock, which together with earlier purchases of Series A Common Stock, total approximately 10.2% of the total outstanding Common Stock (Series A and B) and 23.3% of the outstanding Series A Common Stock of the Registrant. In addition, Reliance received warrants to purchase 416,667 shares of Series A Common Stock at $7.19 per share, which warrants are exercisable beginning one, two and three years after the Consummation Date and for a period of five years from the date they become exercisable.

     Following the Consummation Date, TLMD Partners II, L.L.C., a Delaware limited liability company ("TLMD"); Leon D. Black ("Black"); Hernandez Partners, a California general partnership ("Hernandez"); The Value Realization Fund, L.P., a Delaware limited partnership ("Value"); GRS Partners II, an Illinois partnership ("GRS"); and Bastion Capital Fund, L.P., a Delaware limited partnership ("Bastion") (collectively, the "Controlling Stockholders") received in exchange for their claims against the Registrant an aggregate of approximately 3,608,146 shares of Series B Common Stock, constituting 36.1% of the total outstanding Common Stock and 54.9% of the outstanding Series B Common Stock of the Registrant.

     The Controlling Stockholders have entered into a Shareholders Agreement, dated as of December 20, 1994 (the "Shareholders Agreement"), pursuant to which each of the parties thereto has agreed, during the term of the Shareholders Agreement and subject to the provisions thereof (including the continued ownership of a specified minimum number of Series B Common Stock, as set forth in the Shareholders Agreement), among other things, to use its reasonable best efforts to cause Black (or his nominee), two nominees of TLMD, a nominee of Bastion and a nominee of Hernandez to be elected to the Board of Directors of the Registrant. Pursuant to the Shareholders Agreement, the Controlling Stockholders have agreed that shares of Series B Common Stock Beneficially Owned (as defined in the Shareholders Agreement) by each of them will be voted by a Voting Committee comprised of three members, one of which will be appointed by TLMD, one of which will be appointed by Bastion, and one of which is an Independent Shareholder (as defined in the Shareholders Agreement). The parties to the Shareholders Agreement have appointed the Voting Committee as their attorney-in-fact and proxy to vote all shares of Series B Common Stock owned by such parties as to which a vote of the stockholders is required.

     As a consequence of the special voting rights of the Series B Common Stock and the entering into of the Shareholders Agreement, the Controlling Stockholders are expected to have the ability to cause the nominees of each of TLMD, Black, Bastion and Hernandez to be elected to the Board of Directors of the Registrant, which may give the Controlling Stockholders the power to control or influence the Registrant.

     The foregoing description of the interests of the Controlling Stockholders and the provisions of the Shareholders Agreement is based on the
Schedule 13D of TLMD and Black filed January 9, 1995 (the "TLMD Schedule 13D"). For additional information regarding the persons who acquired control of the Registrant; the amount and source of the consideration used by such persons; the basis of the control; the date and description of the transaction which resulted in the change in control; and the percentage of voting securities of the Registrant now beneficially owned directly or indirectly by the persons who acquired control, reference is made to the responses to items 2, 3, 4, 5 and 6 of the TLMD Schedule 13D, which responses are incorporated herein by reference in response to item 1(a) of this Form 8-K.

     (b) Pursuant to the Plan, Reliance Insurance Company and the holders of certain creditor classes of the Registrant were given the right to designate certain members of the Registrant's Board of Directors as of the Consummation Date. Following the Consummation Date, the holders of the Series B Common Stock voting as a series are entitled to elect a majority of the Board of Directors of the Registrant for a period of five years or for a shorter period upon the occurrence of certain events, and the holders of the Series A Common Stock voting as a series are entitled to elect the remaining directors of the Registrant. For information regarding the Shareholders Agreement and other arrangements among the Controlling Stockholders, reference is made to the responses to items 2, 3, 4, 5 and 6 of the TLMD Schedule 13D, which responses are incorporated herein by reference in response to item 1(b) of this Form 8-K.


ITEM 5. OTHER EVENTS

     As described in item 1 to this Form 8-K, the Registrant consummated its Second Amended Chapter 11 Plan of Reorganization on Friday, December 30, 1994. On December 29, 1994, the Registrant's Form 8-A Registration Statement pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pertaining to the Registrant's Series A Common Stock and Warrants became effective, and on January 4, 1995 the Registrant terminated the registration of the Old Common Stock under the Exchange Act. Also on December 29, 1994, the Registrant's Application for Qualification of Indenture Under the Trust Indenture Act of 1939 pertaining to the Indenture for the Senior Notes was declared effective. On January 3, 1995, the Registrant's Series A Common Stock and Warrants commenced trading on the Nasdaq National Market and the Nasdaq Small Cap Market, respectively.

     Effective December 31, 1994, the Registrant entered into a Loan and Security Agreement with Foothill Capital Corporation making available to the Registrant a $20 million revolving line of credit. The line is available for five years. Proceeds under the line will be used for general corporate purposes, including working capital.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

     4.1 The Registrant's Restated Certificate of Incorporation effective December 30, 1994.

    	4.2 Indenture dated as of December 30, 1994 between the Registrant and Bankers Trust Company, as Trustee.

     4.3 Warrant Agreement dated as of December 30, 1994 between the Registrant and Shawmut Bank Connecticut, National Association.

     4.4 Warrant Agreement dated as of December 30, 1994 between the Registrant and Reliance Insurance Company.

    	4.5 Registration Rights Agreement dated as of December 30, 1994 between the Registrant, Apollo Advisors, L.P. and Reliance Insurance Company.

     10.1 Loan and Security Agreement dated as of December 31, 1994 between the Registrant and Foothill Capital Corporation.

     99.1    Items 2, 3, 4, 5 and 6 of the TLMD Schedule 13D.




                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TELEMUNDO GROUP, INC.
                                          (Registrant)



Date:  January 13, 1995                 By: /s/ Peter J. Housman II
                                           ------------------------
                                           Peter J. Housman II
                                           President, Business and
                                           Corporate Affairs






                             EXHIBIT INDEX


Exhibit No.                                     Description
- -----------                                     -----------

     4.1 The Registrant's Restated Certificate of Incorporation effective December 30, 1994.

     4.2 Indenture dated as of December 30, 1994 between the Registrant and Bankers Trust Company, as Trustee.

     4.3 Warrant Agreement dated as of December 30, 1994 between the Registrant and Shawmut Bank Connecticut, National Association.

     4.4 Warrant Agreement dated as of December 30, 1994 between the Registrant and Reliance Insurance Company.

     4.5 Registration Rights Agreement dated as of December 30, 1994 between the Registrant, Apollo Advisors, L.P. and Reliance Insurance Company.

     10.1 Loan and Security Agreement dated as of December 31, 1994 between the Registrant and Foothill Capital Corporation.

     99.1    Items 2, 3, 4, 5 and 6 of the TLMD Schedule 13D.